                                                                     Exhibit 4.3

                                 LOAN AGREEMENT


                                 by and between


                           FINANCE AUTHORITY OF MAINE


                                       and


                       PENOBSCOT ENERGY RECOVERY COMPANY,
                               LIMITED PARTNERSHIP


                                 relating to the

                                   $29,930,000
                           Finance Authority of Maine
               Electric Rate Stabilization Revenue Refunding Bonds
              Series 1998A (Penobscot Energy Recovery Company, LP)

                                       and

                                   $15,065,000
                           Finance Authority of Maine
               Electric Rate Stabilization Revenue Refunding Bonds
              Series 1998B (Penobscot Energy Recovery Company, LP)


                            Dated as of June 1, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1   Definitions....................................................  2
Section 1.2   Rules of Construction..........................................  6

                                   ARTICLE II

                        REPRESENTATIONS AND UNDERTAKINGS

Section 2.1   Representations by the Issuer..................................  7
Section 2.2   Representations by the Borrower................................  8

                                   ARTICLE III

             ELECTRIC RATE STABILIZATION PROJECT; ISSUANCE OF BONDS;
                           AUTHORIZED REPRESENTATIVES

Section 3.1   Agreement to Complete Electric Rate Stabilization Project......  9
Section 3.2   Agreement to Issue Bonds; Application of Bond Proceeds.........  9
Section 3.3   Borrower Required to Fund Insufficiency........................ 10
Section 3.4   Authorized Representatives of the Borrower..................... 10

                                   ARTICLE IV

            EFFECTIVE DATE AND DURATION OF THIS AGREEMENT; REPAYMENT PROVISIONS; AND UNCONDITIONAL OBLIGATION OF THE BORROWER

Section 4.1   Effective Date and Duration of this Agreement.................. 10
Section 4.2   Loan Clauses; Loan Note........................................ 10
Section 4.3   Additional Amounts Payable..................................... 12
Section 4.4   Optional Prepayments........................................... 12


                                       (1)

                                                                            Page
                                                                            ----
Section 4.5   Prepayment; Extraordinary and Special Optional Redemption...... 13
Section 4.6   Notice of Prepayment........................................... 13

                                    ARTICLE V
                              SECURITY FOR PAYMENT

Section 5.1   Obligations of the Borrower Hereunder Unconditional............ 14
Section 5.2   Assignment of Rights Under Facility Agreements................. 14
Section 5.3   Collateral Assignment.......................................... 15
Section 5.4   Payment of Assigned Sums....................................... 15
Section 5.5   Exercise of Rights by Borrower................................. 15
Section 5.6   No Release or Assumption....................................... 16
Section 5.7   Security Clauses............................................... 16
Section 5.8   Pledge of Trust Estate......................................... 16
Section 5.9   Receipt by Trustee of Payments Under Facility Agreements and
                Other Contracts; Enforcement and Amendment of Facility
                Agreements................................................... 17

                                   ARTICLE VI

                                SPECIAL COVENANTS

Section 6.1   No Warranty of Condition or Suitability by the Issuer.......... 17
Section 6.2   Operation and Maintenance of the Facility...................... 17
Section 6.3   Damage; Repair of Damage; Condemnation......................... 17
Section 6.4   [Reserved]..................................................... 18
Section 6.5   Issuer's Right of Inspection and Access........................ 18
Section 6.6   Conduct of Business............................................ 18
Section 6.7   Indemnification Covenants...................................... 18
Section 6.8   Assignment, Leasing and Selling................................ 20
Section 6.9   Environmental Covenants........................................ 20
Section 6.10  Default and Litigation Notification............................ 21
Section 6.11  Insurance...................................................... 21
Section 6.12  Additional Covenants and Agreements............................ 21
Section 6.13  No Liability of the Issuer..................................... 21
Section 6.14  Incorporation of Tax Regulatory Agreement; Determination of
              Taxability..................................................... 22
Section 6.15  Maintenance of Facility Agreements............................. 22


                                       (2)

                                                                            Page
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                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

Section 7.1   Events of Default Defined ..................................... 23
Section 7.2   Remedies on Default............................................ 25
Section 7.3   No Remedy Exclusive; Trustee and Noteholders Deemed Third
                Party Beneficiaries.......................................... 26
Section 7.4   No Additional Waiver Implied By One Waiver..................... 26

                                  ARTICLE VIII

                  SPECIAL PROVISIONS RELATING TO BOND INSURANCE

Section 8.1.  Purpose of Article............................................. 26
Section 8.2.  Special Provisions............................................. 26

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.1   Notices........................................................ 27
Section 9.2   Filing......................................................... 29
Section 9.3   Binding Effect................................................. 29
Section 9.4   Severability................................................... 29
Section 9.5   Amendments, Changes and Modifications.......................... 29
Section 9.6   Execution of Counterparts...................................... 29
Section 9.7   Law Governing Construction of Agreement........................ 29
Section 9.8   Payments Due on Non-Business Days.............................. 30
Section 9.9   Limitation of Liability........................................ 30

EXHIBIT A    ADDITIONAL COVENANTS OF BORROWER................................A-1
EXHIBIT B    LOAN PRINCIPAL..................................................B-1
Form of Loan Note .............................................................1


                                       (3)

                                 LOAN AGREEMENT

         This Loan Agreement, dated as of June 1, 1998, is entered into by and between the FINANCE AUTHORITY OF MAINE, a public body politic and corporate and a duly created and validly existing agency of the State of Maine, and PENOBSCOT ENERGY RECOVERY COMPANY, LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Maine.

         WHEREAS, the Act authorizes the Issuer to issue revenue obligation securities to assist in financing eligible projects within the State and to provide credit enhancement by establishing capital reserve funds to secure the payment of principal and interest on such securities; and

         WHEREAS, the Borrower proposes to refinance an eligible project originally consisting of the acquisition and construction of the Facility (as defined herein); and

         WHEREAS, the Issuer has issued its revenue obligation securities referred to as Electric Rate Stabilization Revenue Refunding Bonds Series 1998A (Penobscot Energy Recovery Company, LP) and Electric Rate Stabilization Revenue Refunding Bonds Series 1998B (Penobscot Energy Recovery Company, LP), which Bonds are not a debt or liability of the Issuer, the State or any municipality therein or any political subdivision thereof, or a pledge of the faith and credit of the State or any political subdivision thereof, but are limited obligations of the Issuer payable solely out of the Trust Estate; and

         WHEREAS, the Issuer has issued a conditional financing commitment to the Borrower, pursuant to which the Issuer agreed to use the Bond proceeds to fund the Loan to the Borrower in the original principal amount of $44,995,000 to refund in whole the $44,800,000 outstanding principal amount of Floating Rate Demand Resource Recovery Revenue Bonds (Penobscot Energy Recovery Company Project - Series 1986A) issued by the Town of Orrington, Maine and Floating Rate Demand Resource Recovery Revenue Bonds (Penobscot Energy Recovery Company Project - Series 1986B) issued by the Town of Orrington, Maine (the "Refunding"), which has been approved by the Issuer; and

         WHEREAS, the Issuer has issued the Bonds in the amount of $44,995,000 for the purpose of funding the Loan; and

         WHEREAS, the Borrower has agreed to accept the Loan of a portion of the proceeds of the Bonds and to make Additional Payments, as evidenced by the Loan Note, under the terms and conditions set forth herein; and

         WHEREAS, the Borrower acknowledges that the Issuer is providing financing for the Refunding from the proceeds of the sale of the Bonds in accordance with the purposes of the Act, that the accomplishment of these purposes is dependent upon compliance of the Borrower with its covenants contained in this Agreement, and that the Refunding is in furtherance of a public purpose.

                              W I T N E S S E T H:

         IN CONSIDERATION of the respective representations and agreements hereinafter contained, the parties hereto agree as follows (provided that in the performance of the agreements of the Issuer herein contained, any obligation it may hereby incur for the payment of money shall not create a pecuniary liability or a charge against the general credit of the Issuer or the general credit or taxing powers of the State or any municipality therein or political subdivision thereof, but shall be payable solely out of the Trust Estate).

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

         Section I.1 Definitions. All words and terms defined in the Indenture shall have the same meanings in this Loan Agreement, unless otherwise specifically defined herein. In addition, the following words and terms as used in this Agreement, including the preambles hereto, shall have the following meanings unless some other meaning is plainly intended:

         "Act" means the Finance Authority of Maine Act: Title 10, Chapter 110, Maine Revised Statutes, as amended.

         "Additional   Covenants"  shall  mean  those   covenants,   warranties,
representations and agreements set forth in Exhibit A hereto.

         "Additional Payments" means the amounts required to be paid by the Borrower, other than Loan Payments, pursuant to the provisions of the Loan Note and Sections 4.2 and 4.3 hereof.

         "Administrative Expenses" shall have the meaning assigned to such term in the Indenture.

         "Agreement" or "Loan Agreement" means this Loan Agreement between the Issuer and the Borrower, as the same may be amended or supplemented from time to time.

         "Authorized Representative" shall have the meaning assigned to such term in the Indenture.

         "Borrower" means Penobscot Energy Recovery Company, Limited Partnership, a limited partnership organized and existing under the laws of the State of Maine, its permitted successors and assigns, and any surviving, resulting or transferee entity permitted under this Agreement.


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

         "Borrower Documents" means, collectively, all documents and agreements executed and delivered by the Borrower as security for or in connection with the issuance of the Bonds, including the Loan Note, this Agreement and the Support Agreements.

         "Capital Reserve Premium" means the fee, calculated annually and payable quarterly by the Borrower to the Issuer, initially in an amount equal to fifty basis points (.50%) of the outstanding Loan balance as of the date of calculation as described below, which fee rate may be changed from time to time by written agreement between the Issuer and the Borrower. The Capital Reserve Premium shall be calculated as of July 1 of each year for the next four quarterly payments, based on the Loan balance on such July 1 after giving effect to any payment of principal made on such July 1, payable in advance in equal quarterly installments on the immediately succeeding July 15, October 15, January 15 and April 15; provided, however, that the first calculation period for such fee shall commence on the Loan funding date and end on June 30, 1999, calculated on the basis of the Loan then funded, and the first payment installment of such fee shall be made on the Loan funding date for the period commencing thereon and ending on October 14, 1998.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means all real and personal property, both tangible and intangible, of the Borrower on which the Authority and the Trustee hold a mortgage, security interest or pledge pursuant to the Mortgage. The Collateral does not constitute collateral for the Loan, and the Authority's interest in the Collateral constitutes a part of Unassigned Issuer's Rights.

         "Electric Rate Stabilization Project" means the electric rate stabilization project constituting the refunding of the outstanding Prior Bonds which financed part of the cost of acquisition and construction of the Facility.

         "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

         "Event of Default" means any of the events described as an Event of Default in Section 7.1 hereof.

         "Facility" means the 25.3 megawatt (gross) nameplate capacity waste-to-energy electric generation facility located in Orrington, Maine, owned and operated by the Borrower, including the site thereof, as more particularly described in the Mortgage.


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

         "Facility Agreements" shall have the meaning assigned to such term by the Indenture.

         "Financing Documents" means the Loan Note and this Loan Agreement.

         "Indebtedness" means, as to the Borrower, at a particular time, (a) all indebtedness for borrowed money of, or guaranteed by, the Borrower, (b) all indebtedness for borrowed money secured by any lien on any property owned by the Borrower, even though the Borrower has not assumed or become liable for the payment thereof, (c) obligations of the Borrower under leases which the Borrower has or should have, in accordance with generally accepted accounting principles, capitalized, (d) all obligations owed by the Borrower for all or any portion of the deferred purchase price of property or services which the Borrower has or should have, in accordance with generally accepted accounting principles, capitalized, and (e) all obligations of the Borrower incurred in connection with any letter of credit or bond insurance policy with respect to which the issuer thereof has made any payment or disbursement.

         "Indenture" means the Trust Indenture of even date herewith between the Issuer and the Trustee pursuant to which the Bonds will be issued and all of the Issuer's interest in this Agreement (except Unassigned Issuer's Rights and except that with respect to Shared Rights, rights of enforcement may be exercised by the Trustee either jointly or severally with the Issuer and rights to consent to the modification thereof or to waive compliance therewith may be exercised by the Trustee jointly with the Issuer but not severally) will be assigned and pledged as security for the payment of principal of and interest on the Bonds.

         "Issuer" or "Authority" means the Finance Authority of Maine, a body corporate and politic and a public instrumentality of the State, duly organized and existing under the laws of the State, and any body, board, authority, agency or other political subdivision or instrumentality of the State which shall hereafter succeed to the powers, duties and functions thereof.

         "Issuer Documents" means, collectively, those Financing Documents executed by the Issuer.

         "Loan" means the loan by the Issuer to the Borrower of the proceeds of sale of the Bonds.

         "Loan Note" means the promissory note of the Borrower to the Authority dated the Closing Date, and any amendments, supplements, renewals or allonges thereto or replacements thereof made in conformity with this Agreement and the Indenture.

         "Loan Payments" means the amounts required to be paid by the Borrower in repayment of the Loan pursuant to the provisions of the Loan Note and Section
4.2 hereof.

         "Material Adverse Effect" shall mean a material adverse effect on the business, operations, condition (financial or otherwise) or prospect of the Borrower.

         "Mortgage" means the Mortgage, Security Agreement and Financing Statement, of even or contemporaneous date herewith, executed by the Borrower in favor of the Issuer and the Trustee, and any substitute or replacement therefor or any mortgage hereafter given to secure the Borrower's obligations to the Issuer hereunder and to the Trustee.

         "Permitted Encumbrances" means, as of any particular time: (i) the Indenture; (ii) the Mortgage; (iii) this Agreement; and (iv) any other liens permitted by this Agreement or the Mortgage.

         "Person" means and includes any individual,  corporation,  partnership,
joint  venture,   association,   joint-stock  company,   trust,   unincorporated
organization, or government or any agency or political subdivision thereof.

         "Prior Bonds" means the Town of Orrington, Maine, Floating Rate Demand Resource Recovery Revenue Bonds (Penobscot Energy Recovery Company Project Series 1986A) and the Town of Orrington, Maine, Floating Rate Demand Resource Recovery Revenue Bonds (Penobscot Energy Recovery Company Project - Series 1986B).

         "Repayment Installment" means any amount that the Borrower is required to pay directly to the Trustee pursuant to Section 4.2 of this Agreement as a repayment of the Loan.

         "Revenue Fund" means the special fund by that name created and established by and pursuant to the Indenture.

         "Revenues" shall have the meaning assigned to such term in the Indenture.

         "Shared Rights" means all of the rights of the Issuer to enforce and consent to the modification of or waiver of compliance with the Loan Note, this Agreement and the Mortgage.

         "Support Agreements" shall have the meaning assigned to such term in the Indenture.

         "Trust Estate" shall have the meaning assigned to such term in the Indenture.

         "Unassigned Issuer's Rights" means all of the rights of the Issuer (a) in, to and under the Mortgage and, pursuant thereto, the Collateral, including the Facility, and the right to enforce, and consent to the modification of or waiver of compliance with, the foregoing; (b) to enforce and


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

consent to the modification of or waiver of compliance with, the conditions and covenants of the Borrower referred to in Sections 6.7 and 6.12 hereof; (c) to receive Additional Payments due and owing to the Issuer under the Loan Note and
Section 4.3 hereof; (e) under Sections 6.5 and 6.8 hereof; (f) to give or withhold consent under Section 6.3 hereof; (g) to give or withhold consent to amendments, changes, modifications, alterations and termination of this Agreement under Section 9.5 hereof and in the definition of Capital Reserve Premium contained in Section 1.1 hereof; and (f) to receive notices hereunder, and in each such case any corresponding rights under the Loan Note. Unassigned Issuer's Rights does not include any rights of the Trustee under the foregoing Sections and provisions, including but not limited to its right to receive Additional Payments under the Loan Note and Section 4.3(b) hereof, and under the Mortgage.

         Section I.2  Rules of Construction.

         (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words "Bond," "Bondholder," "owner" and "person" shall include the plural as well as the singular number.

         (b) The Table of Contents, captions, and headings in this Agreement are for convenience only and in no way limit the scope or intent of any provision or section of this Agreement.

         (c) All references herein to particular articles or sections are references to articles or sections of this Loan Agreement unless some other reference is indicated.

         (d) All references herein to the Act or any particular provision or section thereof shall be deemed to refer to any successor, or successor provision or section, thereof, as the case may be.

         (e) Nothing contained in this Agreement or any of the Financing Documents or otherwise shall be construed to cause the Borrower to become the agent for the Issuer or the Trustee for any purpose whatsoever, nor shall the Issuer or the Trustee be regarded as an agent for the Borrower unless specifically so provided, or be responsible for any shortage, discrepancy, damage, loss or destruction of any part of the Facility wherever located or for whatever cause.

         (f) All approvals, consents and acceptances required to be given or made by any person or party hereunder shall be at the sole discretion of the party whose approval, consent or acceptance is required, except as otherwise provided herein.

         (g) This Agreement shall be governed by and construed in accordance with the applicable laws of the State.

         (h) If any portion of any provision of this Agreement shall be ruled invalid by any court of competent jurisdiction, the invalidity or such portion shall not affect the remainder of such provision or any of the remaining provisions hereof.

         (i) Any reference to any Person shall be deemed to include the heirs, personal representatives, successors and assigns (of the Borrower, only to the extent permitted hereunder, or otherwise permitted in writing by the Issuer) of such Person, unless the context clearly indicates otherwise.

         (j) Any reference to a period of days shall be deemed to mean a period of calendar days, unless Business Days are specified.

         (k) Any references herein or in the Financing Documents to any of the Financing Documents, the Indenture or the Bonds shall be deemed to include any amendments, modifications, supplements, replacements, substitutions, allonges, appendices, attachments, exhibits and schedules thereto or therefor, now existing or hereafter created.

                                   ARTICLE II

                        REPRESENTATIONS AND UNDERTAKINGS

         Section II.1 Representations by the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

         (a) The Issuer is a public body politic and corporate and a duly created and validly existing agency of the State and is authorized and empowered by the provisions of the Act to enter into the transactions contemplated by the Issuer Documents and the Bonds. The Electric Rate Stabilization Project constitutes and will constitute an "eligible project" within the meaning of the Act. By proper action by the Issuer, the Issuer has been duly authorized to execute and deliver this Agreement and the Indenture, to issue and deliver the Bonds and to use the proceeds thereof to provide funds for the Electric Rate Stabilization Project.

         (b) The Issuer has taken all action and has complied with all provisions of law, including without limitation the Act, with respect to the execution, delivery and performance of the Issuer Documents and the Bonds and the due authorization of the consummation of the transactions contemplated hereby and thereby, and the taking of any and all actions as may be required on the part of the Issuer to carry out, give effect to and consummate such transaction; and the Issuer Documents and the Bonds have been duly executed and delivered by, and constitute the legal, valid, and binding agreements or obligations of, the Issuer, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights or the enforcement thereof and by general principles of equity.

         (c) The execution and delivery of the Issuer Documents and the Bonds, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of or compliance with the terms hereof and thereof do not and will not conflict with or constitute on the part of the Issuer a violation of, breach of, or default under any constitutional provision or statute or any agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or any order, rule, regulation or ordinance of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or property; and all consents, approvals, authorizations and orders of governmental or regulatory authorities, if any, which are required for the consummation of the transactions contemplated in the Financing Documents and the Bonds have been obtained.

         (d) There is no action, suit, proceeding or investigation at law or in equity before or by any court, public board or body pending or threatened against or affecting the Issuer, or to the best knowledge of the Issuer, any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby or by the Indenture, or which, in any way, would adversely affect the validity of the Series 1998 Bonds, the Indenture or the Financing Documents, or any agreement, or instrument to which the Issuer is a party and which is used or contemplated for use in consummation of the transactions contemplated hereby and by the Indenture.

         Section II.2 Representatons by the Borrrower. The Borrower makes the following representations as the basis for the undertakings on its part herein contained:

         (a) The Borrower is a limited partnership duly organized and validly existing under the laws of the State, is in good standing under the laws of the State and has the power to enter into and perform the transactions contemplated by the Borrower Documents.

         (b) By proper partnership action, the Borrower has duly authorized the execution and delivery of the Borrower Documents and the consummation of the transactions contemplated hereby and thereby, and the taking of any and all actions as may be required on the part of the Borrower to carry out, give effect to and consummate such transactions; and the Borrower Documents have been duly executed and delivered by, and constitute legal, valid, and binding agreements of, the Borrower, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights or the enforcement thereof and by general principles of equity.


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

         (c) The Borrower has, and hereafter will have, good and marketable fee simple title to the Facility, subject only to Permitted Encumbrances.

         (d) The execution and delivery of the Borrower Documents, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of or compliance with the terms and conditions of the Borrower Documents do not (i) conflict with or result in a breach of any of the terms, conditions, or provisions of its partnership agreement or any agreement or instrument to which the Borrower is now a party or by which it is bound, (ii) constitute a default under any of the foregoing, (iii) except as contemplated hereby or thereby, result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower under the terms of any instrument or agreement to which the Borrower is now a party or by which it is bound, or (iv) violate any provision of law or any regulation applicable to the Borrower or any applicable writ or decree of any court or governmental authority having jurisdiction over the Borrower or any of its activities or property.

         (e) There is no action or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower before any court, administrative agency or arbitration board that may adversely affect the ability of the
Borrower  to  perform  its  obligations  under the  Financing  Documents  or the
Facility Agreements and all authorizations, consents and approvals of governmental bodies or agencies required in connection with the execution and delivery of the Financing Documents and the Facility Agreements and in connection with the performance of the Borrower's obligations hereunder or thereunder have been obtained.

         (f) The Borrower consents to the references to it in the Preliminary Official Statement dated June 9, 1998 and the Official Statement dated June 16, 1998 relating to the Bonds. With respect to the Borrower and the Facility, the Preliminary Official Statement did not as of its date, and the Official Statement did not as of its date and will not as of the date of delivery of the Bonds to the initial purchasers thereof, contain (or incorporate by reference) an untrue statement of a material fact or omit to state (or incorporate by reference) a material fact necessary to make the statements therein (or incorporated by reference), in light of the circumstances under which they were made, not misleading.

         (g) The Borrower is in compliance with all applicable Environmental Laws except for matters which, individually or in the aggregate, could not have a Material Adverse Effect.

         (h) The Borrower has all Environmental Approvals necessary or desirable for the ownership and operation of its properties, facilities, and businesses as presently owned and operated except for matters which, individually or in the aggregate, could not have a Material Adverse Effect.

         (i) There is no Environmental Claim pending or, to the knowledge of the Borrower after due inquiry, threatened, and there are no past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim against the Borrower except for matters which, individually or in the aggregate, could not have a Material Adverse Effect.

         (j) No facility or property now or previously owned, operated or leased by the Borrower is an Environmental Cleanup Site.

                                   ARTICLE III

             ELECTRIC RATE STABILIZATION PROJECT; ISSUANCE OF BONDS;
                           AUTHORIZED REPRESENTATIVES

         Section III.1 Agreement to Complete Electric Rate Stabilization Project. The Borrower agrees that it will exercise due diligence to complete, or cause to be completed, the Electric Rate Stabilization Project as promptly as practicable after receipt by the Trustee of proceeds from the sale of the Bonds.

         Section III.2 Agreement to Issue Bonds; Application of Bond Proceeds. In order to provide the Borrower moneys necessary to effect the Electric Rate Stabilization Project, the Issuer agrees that it will sell and cause the Bonds to be delivered to the purchasers thereof in the aggregate principal amount of $44,995,000 and will thereupon (i) deposit in the Debt Service Fund the premium, if any, received on the sale of the Bonds, together with accrued interest on the Bonds from June 15, 1998 to the date of delivery of the Bonds, and (ii) transfer the balance of the proceeds received from said sale to the Prior Trustee (as defined in the Indenture).

         Section III.3 Borrower Required to Fund Insufficiency.. In the event the Bond proceeds available for the costs of refunding the outstanding Prior Bonds shall not be sufficient to pay such costs in full, the Borrower agrees to pay, or cause to be paid, all that portion of the costs of refunding the outstanding Prior Bonds as may be in excess of such Bond proceeds available therefor. The Issuer does not make any warranty, either express or implied, that such Bond proceeds will be sufficient to pay all the costs which have been or will be incurred in connection with the refunding of the outstanding Prior Bonds. The obligation of the Borrower to refund the outstanding Prior Bonds shall survive any termination of this Agreement.

         Section III.4 Authorized Representatives of the Borrower. The Borrower shall designate, in the manner prescribed in Section 1.1 hereof, Authorized Representatives. In the event that any person so designated and his alternate or alternates, if any, should become unavailable or unable to take any action or make any certificate provided for or required in this Agreement, successors shall be appointed in the same manner.

                                   ARTICLE IV

            EFFECTIVE DATE AND DURATION OF THIS AGREEMENT; REPAYMENT PROVISIONS; AND UNCONDITIONAL OBLIGATION OF THE BORROWER

         Section IV.1 Effective Date and Duration of this Agreement. This Agreement and the covenants of the Borrower hereunder shall become effective upon its delivery, and shall continue in full force and effect until the principal of and interest on the Bonds, together with all Administrative Expenses and all other sums to which the Issuer or the Trustee are entitled hereunder or under the Indenture, shall have been fully paid (or provision for such payment has been made in accordance with the provisions of the Indenture); provided, however, that the Borrower's obligations under Section 4.3 (but only to the extent such obligations have vested prior to termination), Section 6.7 and Section 6.14 hereof shall survive termination of this Agreement.

         Section IV.2  Loan Clauses; Loan Note

         (a) Subject to the conditions and in accordance with the terms and provisions of this Agreement, the Issuer agrees to lend to the Borrower the proceeds received from the sale of the Bonds (excluding any accrued interest paid upon the original delivery thereof) in accordance with the Indenture and with this Agreement.

         (b) To evidence, secure and provide for the repayment of the Loan, and to evidence, secure and provide for the payment of Additional Payments, the Borrower hereby and concurrently herewith delivers to the Issuer its Loan Note of like aggregate principal amount, maturity dates and interest rates as the Bonds and providing for Loan Payments and Additional Payments thereunder. The Borrower agrees to repay the Loan and pay the Additional Payments in accordance with the terms of the Loan Note, this Agreement and all other Financing Documents. The originally scheduled Loan principal payments are shown on Exhibit B hereto.

         (c) The Borrower acknowledges receipt of a copy of the Indenture. The Borrower agrees to pay, or cause to be paid, as a Repayment Installment on the Loan, an amount which, when added to other moneys available therefor in the Debt Service Fund, will be sufficient to pay the principal of, premium, if any, and interest on the Bonds due and payable on each Interest Payment Date and Principal Payment Date, whether at maturity, upon mandatory sinking fund redemption, upon optional or mandatory redemption prior to maturity, upon declaration accelerating the maturity in accordance with the Indenture, or otherwise. With respect to all payments due under this Agreement and the Loan Note, time is of the essence. All payments on the Loan Note must be paid in immediately available funds as and when due, to the Trustee for the account of the Issuer, at the designated corporate trust office of the Trustee or at such other place in the United States as the Trustee may direct in writing, by wire transfer, in the amounts and at the times required by the Indenture with respect to the Bonds.

         (d) Upon the occurrence of any Event of Default under the Indenture because of which the principal of and accrued interest on the Bonds have been accelerated under Section 7.02 thereof, written notice of which acceleration has been given by the Trustee to the Issuer, the Issuer, or the Trustee on the Issuer's behalf, may declare the principal amounts payable under this Section for the remainder of the term of the Loan Agreement, and under the Loan Note, and the interest accrued and unpaid thereon, to be immediately due and payable, whereupon the same shall become immediately due and payable. In such event, the Issuer and the Trustee shall have access to and may inspect, examine and make copies of the Borrower's books and records and any and all of the Borrower's accounts, data, and income and other tax returns, and may take whatever action at law or in equity may appear necessary or desirable to collect such amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement and the Loan Note.

         (e) Upon payment in full of the Bonds (or provision for payment thereof sufficient to cause all of the Outstanding Bonds to be deemed to have been paid within the meaning of Section 9.02 of the Indenture) and all Administrative Expenses and other fees, reimbursement payments and charges of the Trustee and the Issuer provided herein, this Agreement shall terminate, provided, however, that the Borrower's obligations under Sections 4.3 (but only to the extent such obligations have vested prior to termination), 6.7 and 6.14 hereof shall survive termination of this Agreement.

         Section IV.3  Additional Amounts Payable

         (a) The Borrower hereby further expressly agrees to pay to the Issuer or the Trustee, as applicable, as and when the same shall become due, (i) the fees, including without limitation the Capital Reserve Premium, and reasonable expenses of the Issuer as provided in the Financing Documents, (ii) the reasonable fees, charges and expenses of the Issuer and the Trustee in connection with or arising out of or relating to the issuance and servicing of the Bonds, the making, servicing, administration or collection of the Loan or exercise of any rights or responsibilities under the Financing Documents, the Indenture or the Bonds, including reasonable charges of counsel, (iii) the reasonable fees and charges of the Trustee, any Co-Trustee, any Authenticating Agent, any Paying Agent and the Registrar for services, including reasonable charges of counsel, rendered by it directly or indirectly in connection with the Loan or the Bonds, (iv) any amounts that may be required to be paid by the Issuer or the Borrower pursuant to Article XIII of the Indenture, (v) any amounts that may be required to be paid by the Borrower pursuant to Section 6.14 of this Agreement, and (vi) the fees and charges of the Rating Services.

         (b) The Borrower also agrees to pay all amounts payable by it under the Financing Documents and the Mortgage, including without limitation Section 6.7 hereof, at the time, in the manner and to the party therein provided, without delay, reduction or offset of any kind or for any reason.

         (c) In the event the Borrower shall fail to make, or cause to be made, any of the payments required hereby, the unpaid item or installment shall continue as an obligation of the Borrower until such amount shall have been fully paid, and the Borrower agrees to pay, or cause to be paid, the same with interest thereon from the date of failure or, in the case of payments required by Sections 4.3(a)(ii), (iii) and (iv) hereof, the date 30 days after the date on which the Borrower is notified thereof, at the interest rate borne by the Bonds until fully paid, except as may otherwise be provided by Article XIII of the Indenture.

         (d) The Additional Payments provided for herein and in the Loan Note shall be made in immediately available funds as and when due directly to or for the account of the entitled party. In the event a party entitled to payment directs in writing that such payment be made to another party in the United States, the Borrower shall make payments to such designee.

         Section IV.4 Optional Prepayments. (a) At any time on or after July 1, 2008, the Borrower shall have, and is granted, the option to prepay all or any portion of the amount payable under Section 4.2 hereof with respect to the Bonds, by taking or causing the Issuer to take the actions required to redeem in whole or in part the principal amount of the Bonds to be redeemed and to pay the interest accrued thereon to the date of redemption pursuant to Section 2.04(a),
(b) or (c) of the Indenture.

         (b) There is expressly reserved to the Borrower the right, and the Borrower is authorized and permitted as provided in the Indenture, to prepay by direct payment of Bonds or delivery of Bonds for cancellation all or any part of the amounts payable under Section 4.2 hereof with respect to the Bonds, and the Issuer agrees that the Trustee may accept such prepayments when the same are tendered by the Borrower. All amounts so prepaid or Bonds delivered for cancellation shall be credited to sinking fund installments, or the Borrower may direct the Trustee to apply such payments to the redemption of Bonds, in accordance with Section 2.04(a), (b) or (c) of the Indenture.

         Section IV.5 Prepayment; Extraordinary and Special Optional Redemption. There is expressly reserved to the Borrower the right to prepay all or a portion of the amounts payable under Section 4.2 hereof with respect to Bonds to effect a redemption of Bonds pursuant to Section 2.04(d) or (e)(1) or (2) of the Indenture, which right shall be exercised by the Borrower (except with respect to clause (v) of Section 2.04(e)(1), which shall be exercised by the Issuer) or in the event any of the requirements specified in Section 6.3 hereof shall not have been satisfied.

         Seciton IV.6 Notice of Prepayment. To exercise any prepayment option of the Borrower pursuant to Section 4.4 or 4.5 of this Agreement, an Authorized Representative of the Borrower shall give the Issuer and the Trustee a notice designating the principal amount of the Bonds to be redeemed, and specifying the date of redemption, which shall not be less than forty-five (45) days (unless the Trustee accepts a shorter period of not less than 30 days) following the date such notice is given.

         The Borrower shall furnish any moneys (or amounts shall be available for redemption under the Indenture) required by the Indenture to be deposited with the Trustee or otherwise paid by the Issuer or Borrower in connection with any prepayment pursuant to Section 4.4 or 4.5 hereof.

                                    ARTICLE V
                              SECURITY FOR PAYMENT


         Section V.1  Obligations of the Borrower Hereunder Unconditional.

         The obligations of the Borrower to make, or cause to be made, the payments required herein and under the Loan Note and to perform and observe the other agreements on its part contained herein and in the Financing Documents shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment, or counterclaim it might have against the Issuer or the Trustee. The Borrower shall pay, or cause to be paid, all payments required hereunder and under the Loan Note, free of any deductions and without postponement, abatement, set-off or diminution; and until such time as the principal of and interest on the Bonds and all other amounts due hereunder shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Borrower:

                  (i) shall not suspend or discontinue, or cause to be suspended or discontinued, any such payments required hereby or under the Financing Documents;

                  (ii) shall perform and observe all of its other agreements contained in this Agreement and the Mortgage; and

                  (iii) shall not terminate this Agreement (other than as provided herein)

for any cause, including, without limiting the generality of the foregoing, the occurrence of any acts or circumstances that may constitute failure of consideration; commercial frustration of purpose; any change in the tax or other laws of the United States of America or of the State or any political subdivision of either thereof; any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability, or obligation arising out of or connected with this Agreement, the Financing Documents or Indenture; or failure of the Facility to comply with any statute, rule, or regulation now or hereafter made applicable thereto. Except to the extent provided in this Section 5.1, nothing contained in this Section 5.1 shall be construed to prevent or restrict the Borrower from asserting any rights it may have against the Issuer, the Trustee or any other Person under the Financing Documents or the Indenture or under any provisions of law.

         Sction V.2 Assignment of Rights Under Facility Agreements. The Borrower hereby assigns, transfers, conveys, grants a security interest in and sets over unto the Issuer and the Trustee to secure the Borrower's obligations under this Agreement, all of Borrower's estate, right, title and interest in, to and under each Facility Agreement including, without limitation, the following:

                  (i) all amounts payable to the Borrower under the Facility
            Agreements;

                  (ii) all claims,  rights,  privileges and remedies on the part of Borrower, whether arising under the Facility Agreements or by statute or at law or in equity or otherwise, arising out of or in connection with any failure by any party to any Facility Agreement to make any payment under the Facility Agreements assigned hereunder;

                  (iii) all amounts  payable to the Borrower by any party to any
            Facility Agreement as a result of the exercise of any such claim, right, privilege or remedy; and

                  (iv) all rights of the  Borrower to  exercise  (subject to the provisions of Section 5.5 hereof relating to the giving of notice to the Borrower) any election or option or to give or receive any notice, consent, waiver or approval under or in respect of the Facility Agreements, and the right (but not the obligation) to do any and all other things the Borrower is entitled to do thereunder;

together with full power of authority, in the name of the Borrower or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing; provided, however, that until the occurrence of an Event of Default hereunder, the Borrower may exercise all its rights under the Facility Agreements except
(a) the right to receive any moneys due or to become due thereunder and (b) any right thereunder that is inconsistent with the rights of the Trustee under any provision of this Agreement or in violation of any of the Borrower's
representations,   warranties,   agreements  or  covenants  set  forth  in  this
Agreement.

         Section V.3 Collateral Assignment.  The assignment evidenced by Section
5.2 of this Agreement is intended to be a collateral assignment of all the Borrower's interest in and to the Facility Agreements. So long as no Event of Default shall have occurred and be continuing, the Issuer and the Trustee shall not exercise any rights under Section 5.2 hereof other than as provided in said
Section 5.2.

         Section V.4 Payment of Assigned Sums. The Borrower hereby presently, unconditionally and irrevocably directs each other party to a Facility Agreement to pay all moneys assigned pursuant to Section 5.2 to the Trustee for collection and deposit into the Revenue Fund (as defined in the Indenture) unless otherwise directed by the Issuer or the Trustee in writing in accordance with the provisions of this Agreement.

         Section V.5 Exercise of Rights by Borrower. Except as provided in the proviso to Section 5.2 or in Section 5.6 hereof, the Issuer or the Trustee may exercise any election or option or give any notice, consent, waiver or approval under, or deliver any requisition for payment under, or take any other action in respect of, any of the Facility Agreements without any approval of or action by the Borrower, but the Borrower shall nevertheless execute and deliver any instrument requested by the Issuer or the Trustee to be executed and delivered by the Borrower in connection with the exercise by the Issuer or the Trustee of any such election or option or the giving by the Issuer of any such notice, consent, waiver or approval or the taking by the Issuer or Trustee of any such other action. So long as no Event of Default shall have occurred and be continuing, the Issuer and the Trustee shall not exercise any rights under this Section.

         Section V.6 No Release or Assumption. Notwithstanding any contrary provision herein or in any Facility Agreement, (i) the Borrower shall at all times remain fully liable under the Facility Agreements to perform all the Borrower's duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) neither this Agreement nor any action or inaction on the part of the Borrower, the Issuer or the Trustee shall release the Borrower from any of its obligations under the Facility Agreements or constitute an assumption of any such obligations by the Issuer or the Trustee,
(iii) neither the Issuer nor the Trustee shall have any obligation or liability under the Facility Agreements or otherwise arising out of this Agreement, nor shall the Issuer or the Trustee be obligated in any manner to perform any obligation of the Borrower under or pursuant to the Facility Agreements and (iv) no default or breach by or action or failure to act by the Borrower with respect to the Facility Agreements shall adversely affect or limit the rights and interests of the Issuer under this Agreement or, through this Agreement, under the Facility Agreements.

         Section V.7  Security Clauses

         (a) The Issuer hereby notifies the Borrower and the Borrower acknowledges that, among other things, Borrower's Loan Payments evidenced hereby and by the Loan Note and all of the Issuer's right, title and interest under this Agreement and the Loan Note (except Shared Rights, which with respect to rights of enforcement may be exercised by the Issuer and the Trustee jointly or severally, and with respect to rights of consent to the modification of or waiver of compliance may be exercised by the Issuer and the Trustee jointly but not severally, and Unassigned Issuer's Rights) are being concurrently with the execution and delivery hereof assigned without recourse to the Trustee as security for the Bonds as provided in the Indenture.

         (b) The Borrower acknowledges that each of the Trustee and the Issuer may (except with respect to Shared Rights, except that with respect thereto rights of enforcement may be exercised by the Trustee either jointly or severally with the Issuer, and rights to consent to the modification thereof or to waive compliance therewith may be exercised by the Trustee jointly with the Issuer but not severally, and Unassigned Issuer's Rights), exercise any and all of their respective rights against the Borrower pursuant to or in connection with this Agreement and the Loan Note, and the Borrower shall not question the authority of any such party to exercise such rights.

         Section V.8 Pledge of Trust Estate. It is understood and agreed that the Trust Estate shall be pledged and assigned to the Trustee for the benefit of the Bondholders. The Borrower assents to such pledge and assignment and agrees to execute and deliver to the Trustee any necessary financing statements under the Uniform Commercial Code as in effect in the State of Maine.

         Section V.9 Receipt by Trustee of Payments Under Facility Agreements and Other Contracts; Enforcement and Amendment of Facility Agreements. The Borrower shall direct each party to the Facility Agreements to transfer directly to the Trustee and the Trustee shall receive and forthwith deposit in the Revenue Fund all amounts payable to the Borrower pursuant to the Facility Agreements. The Borrower shall immediately deliver any amounts delivered to it by any party to any Facility Agreement to the Trustee. The Borrower shall enforce or cause to be enforced the provisions of the Facility Agreements and duly perform its covenants and agreements thereunder. A copy of each of the Facility Agreements certified by an Authorized Representative of the Borrower shall be filed with the Issuer and the Trustee, and a copy of any such amendment, consent, waiver or other instrument certified by an Authorized Representative of the Borrower shall be filed with the Issuer and the Trustee.

                                   ARTICLE VI

                                SPECIAL COVENANTS

         Section VI.1 No Warranty of Condition or Suitability by the Issuer. The Issuer makes no warranty, either express or implied, as to the Electric Rate Stabilization Project, or that the Electric Rate Stabilization Project is or will be suitable for the Borrower's purposes or needs.

         Section VI.2 No Warranty of Condition or Suitability by the Issuer. The Borrower agrees that it will not operate or cause to be operated the Facility contrary to, and will maintain or cause to be maintained the Facility at all times hereafter, in all material respects, in accordance with, all applicable provisions of the Facility Agreements, will maintain or cause to be maintained all necessary licenses and permits for the operation of the Facility, and at its own expense and shall defray all costs in connection therewith (including from time to time all necessary repairs, renewals and replacements) so that the Facility and all other facilities necessary or incidental thereto shall be kept in good repair and in good operating condition.

         Section VI.3 Damage; Repair of Damage; Condemnation. (a) In the event of the occurrence of any damage or loss to the Facility, there shall be no abatement or reduction in the payments required by Section 4.2 or 4.3 hereof to be made by the Borrower. Any Insurance

Proceeds payable by reason of such damage or loss shall be paid as set forth in the Indenture and applied in the manner set forth herein and in the Mortgage.

         (b) In the event that title to or the temporary use of the Facility, or any part thereof, shall be taken in condemnation or by the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, there shall be no abatement or reduction in the payments required under Section 4.2 or 4.3 hereof to be made by the Borrower. Any condemnation proceeds payable by reason of such loss shall be paid as set forth in the Indenture and applied in the manner set forth in the Mortgage.

         (c) If, pursuant to the provisions of the Mortgage, there shall be an election to restore the Facility, the Borrower shall forthwith proceed with such restoring and upon the completion thereof shall notify the Issuer and the Trustee of such completion. Notwithstanding the foregoing, the Borrower shall have no obligation to undertake any such restoration if it delivers to the Trustee a certificate signed by an Authorized Representative to the effect that the taking will not affect the ability of the Facility to generate Revenues sufficient to pay principal of and premium, if any, and interest on the Outstanding Bonds when due and all other indebtedness for money borrowed by the Borrower and other Administrative Expenses and to pay costs of operating and maintaining the Facility as and when due.

         Section VI.4 [Reserved]

         Section VI.5 Issuer's Right of Inspection and Access. The Issuer and the Trustee and their duly authorized agents shall be permitted, at all reasonable times and upon reasonable notice, to examine the books and records of the Borrower with respect to the Facility or the Electric Rate Stabilization Project, the Loan Note, the Borrower's business generally, and any records maintained by the Issuer pertaining to the Borrower, the Facility or the Electric Rate Stabilization Project, and the Borrower shall furnish the Issuer and the Trustee with such information, statements and certificates as may reasonably be required from time to time.

         Section VI.6 Conduct of Business. The Borrower covenants and agrees that so long as any Bonds are Outstanding it will remain qualified to do business in all jurisdictions necessary in the operation of its business and will not otherwise dispose of all or substantially all of its assets.

         The Borrower further covenants that it will remain subject to service of process in the State of Maine so long as any Bonds are Outstanding.

         Section VI.7 Indemnification Covenants.

         (a) The Borrower agrees to protect, defend and hold harmless the Trustee and the Issuer and their respective directors, agents, officers, members and employees (each an "Indemnified Party") from and against any claim, demand, suit, action, liability, loss, damage, fine, penalty or expense (including out-of-pocket and incidental expenses and legal fees) or other proceeding whatsoever by any Person, including any violation or breach of any Environmental Law by the Borrower, or any Environmental Claim arising out of the management, use, control, ownership or operation of the Facility (collectively, "Losses") imposed on, incurred by or asserted against the Borrower, arising or purportedly arising from or in connection with the Financing Documents, the Indenture, the Bonds, or the transactions contemplated by or actions taken under any thereof, or, with respect to the Trustee, for following any instructions or other directions upon which the Trustee is authorized to rely pursuant to the terms of the Indenture, the Bonds or the financing Documents, except for any bad faith, willful misconduct, material misrepresentation or gross negligence on the part of the Indemnified Party. The Borrower agrees to indemnify and hold the Trustee and its directors, officers, agents and employees (collectively, the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which the Trustee is authorized to rely pursuant to the terms of the Indenture, the Bonds or the Financing Documents.

         (b) The Borrower releases each Indemnified Party from, agrees that each Indemnified Party shall not be liable for, and agrees to hold each Indemnified Party harmless against any damages or reasonable expenses, including (subject to subparagraph (d) of this Section) reasonable charges of counsel, incurred because of any investigation, review or lawsuit commenced by any Person other than the Borrower with respect to the Financing Documents, the Indenture, the Bonds or the Facility, except for any bad faith, willful misconduct, material misrepresentation or gross negligence on the part of the Indemnified Party.

         (c) All covenants, stipulations, promises, agreements and obligations of the Issuer contained herein shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Issuer and not of any member, officer or employee of the Issuer in his or her individual capacity, and no recourse shall be had for the payment of the Loan or the Bonds or for any claim based thereon or hereunder against any member, officer or employee of the Issuer or the Trustee or any natural person executing the Bonds.

         (d) In case any action shall be brought against one or more of the Indemnified Parties based upon any of the above and in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall notify the Borrower in writing, enclosing a copy of all papers served, but the omission so to notify the Borrower of any such action shall not relieve it of any liability which it may have to any Indemnified Party other than under this
Section 5.5. In case
any such action shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Borrower to such Indemnified Party of the Borrower's election so to assume the defense thereof the Borrower shall not be liable to such Indemnified Party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of counsel by such Indemnified Party has been authorized by the Borrower, (ii) the Indemnified Party shall have reasonably concluded that there is a conflict of interest between the Borrower and the Indemnified Party in the defense of such action (in which case the Borrower shall not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Borrower shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action.

         (e) In the event the Borrower fails to pay any amount or perform any act under the Financing Documents, the Trustee or the Issuer may, but shall have no obligation to, pay the amount or perform the act, in which event the reasonable costs, disbursements, expenses and charges of counsel thereof, together with interest thereon from the date the expense is paid or incurred at the highest prime rate from time to time as published in The Wall Street Journal, plus two per centum (2%), shall be an additional obligation hereunder payable on demand.

         (f) The obligations of the Borrower under this section shall survive the termination of this Agreement. This section is not for the benefit of any person not an Indemnified Party, and no waiver of the Maine Tort Claims Act or other applicable law is intended.

         Section VI.8  Assignment, Leasing and Selling.

         (a) Unless the Capital Reserve Fund has been drawn upon, and the time has expired for the restoration thereof, and the Capital Reserve Fund has not been fully restored pursuant to Section 5.09 of the Indenture, without the prior written consent of the Issuer, the Borrower may not assign its rights, interests or obligations hereunder or under the Loan Note or sell the whole or any part of the Facility or lease the whole or any part of the Facility necessary for the operation of the Facility at its designed capacity.

         (b) Without the prior written consent of the Issuer, the Borrower may not assign or transfer this Agreement or any of its right, title or interest in any of the Facility Agreements or any Financing Agreements.

         Section VI.9 Environmental  Covenants.  (a) The Borrower covenants that
(1)  except  in  compliance  with  applicable  environmental  laws,  it has  not discharged,  dumped, installed, stored, used, treated, transported,  disposed or maintained, and shall neither discharge, dump, install, store, use, treat, transport, dispose or maintain toxic, hazardous, or radioactive substances, materials or wastes, including, without limitation, all of the following: (a) asbestos in any form; (b) urea formaldehyde foam insulation; (c) transformers or other equipment which contain dielectric fluid containing any level of polychlorinated biphenyls or (d) any other chemical, material or substance which is prohibited, limited, or regulated by any federal, state, county, regional, local, or other governmental authority or which, if not so regulated, to the knowledge of the Borrower poses a substantial hazard to health and safety (all of which are referred to collectively herein as "Hazardous Substances"), and (2) the Borrower is not the subject of any existing, pending or threatened investigation or inquiry by, or of any remedial order or obligation issued by or at the behest of, any governmental authority under any law, rule or regulation pertaining to health or the environment except as described in the engineering report required by paragraph 13 of the Loan Commitment from the Issuer to the Borrower with respect to the Loan.

         (b) The Borrower will comply with all applicable Environmental Laws.

         (c) Promptly upon becoming aware of any Environmental Claim pending or threatened against the Borrower, or any past or present acts, omissions, events or circumstances that could form the basis of such Environmental Claim, which if adversely resolved, individually or in the aggregate, could have a Material Adverse Effect, the Borrower shall give the Trustee notice thereof, together with a written statement of an Authorized Representative of the Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Borrower.

         Section VI.10 Default and Litigation Notification. The Borrower shall deliver to the Issuer and the Trustee, within one hundred five (105) days after the close of each fiscal year of Borrower, a certificate signed by an Authorized Representative to the effect that the Borrower is in compliance with the provisions of the Financing Documents or specifying the nature of the noncompliance and the steps the Borrower is taking to correct any noncompliance. Upon becoming aware of any condition or event which constitutes, or with the giving of notice or the passage of time would constitute, an Event of Default under this Agreement, or an Event of Default (as defined in the Indenture) under the Indenture, the Borrower promptly shall deliver to the Issuer and the Trustee a notice stating the existence and nature thereof and specifying the corrective steps the Borrower is taking with respect thereto. The Borrower shall promptly notify the Issuer and Trustee of the commencement of any litigation, administrative, enforcement or other proceeding by or against it, or the threat thereof, in which an unfavorable outcome could materially adversely affect the operation of the Borrower's business or compliance with the Financing Documents.

         Section VI.11 Insurance. The Borrower shall maintain an insurance policy against liability appropriate for Borrower's business (including environmental insurance to the extent available on reasonable terms) and adequate workers' compensation coverage, in each case with customary deductible and self insurance provisions selected by the Borrower.

         Section VI.12 Additional covenants and Agreements. The Borrower hereby agrees to those Additional Covenants and other matters set forth in Exhibit A hereto.

         Section VI.13 No Liability of the Issuer. Any obligation of the Issuer created by or arising out of this Agreement, including the Bonds and the Financing Documents, is not a general obligation of the Issuer or payable in any manner from revenues raised by taxation or from the general funds and accounts of the Authority, but shall be payable solely out of Revenues and the other moneys pledged under the Indenture. In making the agreements, provisions, and covenants set forth in the Indenture and this Agreement, the Issuer has not obligated itself except with respect to the Electric Rate Stabilization Project or the Facility and the application of the Revenues and the other moneys pledged under the Indenture. All covenants, stipulations, promises, agreements, and obligations of the Issuer contained herein shall be deemed to be covenants, stipulations, promises, agreements, and obligations of the Issuer and not of any member, officer, agent, or employee thereof in his or her individual capacity. No recourse shall be had for the payment of the principal of or of the interest on the Bonds, for the performance of any obligation hereunder, or for any claim based thereon or hereunder against any such member, officer, agent or employee or against any natural person executing the Bonds. No such member, officer, agent, employee, or natural person is or shall become personally liable for any such payment, performance, or other claim, and in no event shall any monetary or deficiency judgment be sought or secured against any such member, officer, agent, employee, or other natural person for any such payment, performance or other claim.

         Section VI.14 Incorporation of Tax Regulatory Agreement; Determination of Taxability. (a) The representations, warranties, covenants and statements of expectation of the Borrower set forth in the Tax Regulatory Agreement are by this reference incorporated in this Agreement as though fully set forth herein.

         (b) If there shall occur a Determination of Taxability, and the Issuer exercises its option to require the redemption in whole of the Bonds, the Issuer shall provide to the Borrower written notice of its exercise of the option to redeem the Bonds, which notice shall specify a Redemption Date not later than ninety (90) days from the date of such notice, and the Borrower shall pay not later than thirty (30) days prior to the Redemption Date to the Trustee an amount sufficient, together with all other amounts held by the Trustee and available under the Indenture for such purpose, to redeem all Bonds then Outstanding, in accordance with Section 2.04(e) of the Indenture.

         (c) The obligation of the Borrower to make the payments provided for in this Section shall be absolute and unconditional, and the failure of the Issuer or the Trustee to execute or deliver or cause to be delivered any documents or to take any action required under this Agreement or otherwise shall not relieve the Borrower of its obligations under this Section. Notwithstanding any other provision of this Agreement or the Indenture, the Borrower's obligations under this Section shall survive the termination of this Agreement and the Indenture.

         (d) Notwithstanding the provisions of paragraph (b) above if, in the opinion of Bond Counsel (as defined in the Indenture), redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the remaining Bonds, then only such amount need be redeemed, the particular Bonds to be redeemed to be selected by lot by the Trustee or otherwise as required by the Indenture or as specified in such final Determination of Taxability or opinion.

         Section VI.15 Maintenance of Facility Agreements. The Borrower shall maintain such Facility Agreements in effect as shall be sufficient, together with other Revenues, to permit (i) the operation of the Facility to be carried out as contemplated hereby and by the Indenture and (ii) the payment of the amounts required to be paid by the Borrower hereunder and under the Facility Agreements, the Financing Documents and the Indenture.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

         Section VII.1  Events of Default Defined.

         (a) The following shall be "Events of Default" hereunder, and the terms "Events of Default" or "Default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

                  (i) failure by the Borrower to pay, or cause to be paid, any Loan Payments under Section 4.2 hereof, at the times specified herein;

                  (ii) failure by the Borrower to observe and perform any covenant, condition or agreement on its part to be observed or performed (other than as referred to in Section 7.1(a)(i) hereof) for a period of thirty (30) days after written notice, specifying such failure, requesting that it be remedied, and stating that it is a notice of default, has been given to the Borrower by the Trustee (except in the case of Unassigned Issuer's Rights) or by the Issuer, unless the Trustee (except in the case of Unassigned Issuer's Rights) shall agree in writing to an extension of such time prior to its expiration (or, in the case of Unassigned Issuer's Rights, the Issuer shall agree in writing to an extension of such time prior to its expiration, or to a modification or waiver of any covenant, condition or agreement in or referred to in this Agreement constituting a part of Unassigned Issuer's Rights); provided, however, if said failure be such that it cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Borrower within the applicable period and diligently pursued until the failure is corrected, but only, with respect to covenants, conditions and agreements not included in Unassigned Issuer's Rights, if such failure is corrected within ninety (90) days after the written notice of default related thereto unless the Trustee shall agree in writing to an extension of such time prior to its expiration; and/or

                  (iii) the Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for itself or any substantial part of its property under any bankruptcy, insolvency, reorganization, arrangement, or readjustment of debt law or statute or similar law or statute of any jurisdiction, whether now or hereafter in effect; or commences any proceeding relating to the Borrower, under any bankruptcy, insolvency, reorganization, arrangement, or readjustment of debt law or statute or similar law or statute of any jurisdiction, whether now or hereafter in effect; or there is commenced against the Borrower any such proceeding which remains undismissed for a period of sixty (60) days; or the Borrower indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any such receiver of or trustee for the Borrower or any substantial part of its property; or the Borrower suffers any such receivership or trusteeship to continue undischarged or unstayed for a period of sixty (60) days; and/or

                  (iv) there shall occur an "Event of Default" specified in
                  Section 7.01(a) or (b) of the Indenture; and/or

                  (v) any representation or warranty made by the Borrower in this Agreement, or any material representation or warranty made by the Borrower in any instrument, other agreement, statement or certificate furnished by or on behalf of the Borrower to the Issuer or the Trustee in connection with this Agreement or the purchase of the Bonds including, without limitation, the Tax Regulatory Agreement, proves untrue in any material respect as of the date of the issuance or making thereof; provided, however, if any of the facts upon which the representations and warranties of the Borrower are based are capable of correction or cure to conform to any such representation or warranty, there shall be no Event of Default until passage of a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Borrower by the Trustee or the Holders of twenty-five percent (25%) in aggregate principal amount of the Bonds then Outstanding; and/or

                  (vi) the Borrower has failed to provide funds in the amount and by the time specified by the Issuer in a notice electing to exercise the option to redeem the Bonds provided by the Issuer to the Borrower pursuant to Section 6.14(b) hereof.

         The declaration of an Event of Default under clause (iii) of subsection
(a) above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

         (b) Paragraph (ii) of the foregoing Section 7.1(a) is subject to the following limitations: if by reason of force majeure the Borrower is unable in whole or in part to carry out the agreements on its part herein contained, other than the obligations on the part of the Borrower contained in Sections 4.2, 4.3 and 6.7 hereof, the Borrower shall not be deemed in default during the continuance of such inability. The term "force majeure" as used herein shall mean, without limitation, the following: Acts of God; strikes, lockouts, or other industrial disturbances; acts of public enemies; orders of any kind of governmental authority or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; landslides; earthquakes; fires; storms; droughts; floods; explosions; breakage; malfunction or accident to facilities, machinery, transmission pipes, or canals; or any other cause or event not reasonably within the control of the Borrower. The Borrower agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Borrower from carrying out this Agreement to the extent that such remedy is reasonably within the ability of the Borrower; provided that the settlement of strikes, lockouts, and other industrial disturbances shall be left entirely within the discretion of the Borrower, and the Borrower shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties.

         Section VII.2  Remedies on Default.

         (a) Whenever any Event of Default referred to in Section 7.1 hereof shall have happened and be continuing, the Issuer or the Trustee may take any one or more of the following remedial steps (except that the Trustee shall have no right to enforce Unassigned Issuer's Rights):

                  (i) The Issuer or the Trustee may declare an amount equal to the unpaid principal amount of the Loan and the interest accrued thereon to the date of such declaration to be immediately due and payable, whereupon the same shall become immediately due and payable, and which amount the Borrower hereby agrees to pay or cause to be paid; and/or

                  (ii) The Issuer or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement, or covenant of the Borrower under this Agreement or the Facility Agreements.

Notwithstanding the foregoing, if any such Event of Default relates solely to an Event of Default caused by a default under Section 6.14 hereof, the Issuer or the Trustee may take only the remedial steps set forth in clause (ii) above and not those in clause (i) above.

         (b) Any amounts collected pursuant to action taken under this Section shall be paid into the Debt Service Fund or the Capital Reserve Fund, as required by the Indenture, and applied in accordance with the provisions of the Indenture or, if all of the Bonds and other amounts due hereunder have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), to the Borrower (except, to the extent of any payments by the State into the Capital Reserve Fund pursuant to the Act and
Section 5.09 of the Indenture not otherwise reimbursed, to the Issuer).

         (c) Except to the extent of any such collection, no action taken pursuant to this Section shall relieve the Borrower from such of the Borrower's obligations pursuant to Sections 4.2, 4.3 and 6.7 hereof which shall survive any such action, and the Issuer or the Trustee may take whatever action at law or in equity as may appear necessary and desirable to collect all amounts then due and thereafter to become due and/or to enforce the performance and observance of any obligation, agreement or covenant of the Borrower hereunder (except that the Trustee shall have no right to enforce Unassigned Issuer's Rights).

         Section VII.3 No Remedy Exclusive; Trustee and Noteholders Deemed Third Party Beneficiaries. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Subject to any applicable restriction on enforcement contained in the Indenture, such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the

Trustee and the Bondholders shall be deemed third party beneficiaries of all covenants and agreements herein contained, whether described as rights of the Trustee or Holders or as rights of the Issuer, except in the case of the Bondholders as to the rights of the Trustee for its own account, and except in each and every such case Unassigned Issuer's Rights.

         Section VII.4 No Additional Waiver Implied By One Waiver. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                  ARTICLE VIII

                  SPECIAL PROVISIONS RELATING TO BOND INSURANCE

         Section VIII.1. Purpose of Article. The Bond Insurer (as defined in the Indenture) has made a commitment to issue a Bond Insurance Policy (as defined in the Indenture) that guarantees the scheduled payment of principal of and interest on the Bonds when due. In order to comply with the conditions precedent to the issuance of the Bond Insurance Policy, the following provisions of this Article are adopted and shall be binding upon the Authority and the Borrower. The provisions of this Article shall govern notwithstanding anything to the contrary set forth elsewhere in this Agreement.

         Section VIII.2.  Special Provisions.

                  1. The Bond Insurer shall be deemed to be a third party beneficiary hereof, except of Unassigned Issuer's Rights and rights of the Trustee or any Co-Trustee, Authenticating Agent or Paying Agent for its own account.

                  2. The Borrower shall pay as Additional Payments all amounts required to be paid by the Authority to the Bond Insurer under the Indenture.

                  3. The Bond Insurer shall be provided by the Borrower with the following information:

                  (i) annual audited financial statements of the Borrower within 105 days after the end of its fiscal year and the annual budget within 30 days after the approval thereof;

                  (ii) upon delivery of the annual audited financial statements of the Borrower, a certificate of Authorized Representatives of the Borrower stating that, to the best of such individual's knowledge following reasonable inquiry, no Event of Default has occurred, or if an Event of Default has occurred, specifying the nature thereof and, if the Borrower has a right to cure pursuant to this Agreement, stating in reasonable detail the steps, if any, being taken by the Borrower to cure such Event of Default;

                  (iii) notice of any failure of the Borrower to make any payment when due under this Agreement within one Business Day of such failure;

                  (iv) a full original or certified transcript of all proceedings relating to the execution of any amendment of or supplement to the Financing Documents;

                  (v) copies of all reports, certificates and notices required to be delivered by the Borrower pursuant to this Agreement; and

                  (vi) such additional information as the Bond Insurer from time to time may reasonably request.

                  4. The Borrower shall give any direction necessary to permit compliance with Section 13.02(p) of the Indenture.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section IX.1  Notices.

         (a) All notices, certificates, or other communications hereunder shall be sufficiently given and shall be deemed given when (i) mailed by first class mail or by overnight courier, (ii) faxed and immediately confirmed by first class mail, or (iii) delivered, postage prepaid, or by overnight courier addressed as follows:

                  (i)     If to the Issuer:

                                            If by mail, to:
                                            Finance Authority of Maine
                                            Post Office Box 949
                                            Augusta, ME 04332-0949
                                            (Attention:  General Counsel)
                                            Telephone Number:  (207) 623-3263
                                            Fax Number:  (207) 623-0095

                                                                              or

                          If by overnight courier, to:

                                            Finance Authority of Maine
                                            83 Western Avenue
                                            Augusta, ME 04330-7226
                                            (Attention:  General Counsel)
                                            Telephone Number:  (207) 623-3263
                                            Fax Number:  (207) 623-0095

                  (ii)    If to the Borrower, to:

                                            Penobscot Energy Recovery Company,
                                            Limited Partnership
                                            Industrial Way
                                            P.O. Box 160
                                            Orrington, ME  04474

                  (iii)   If to the Trustee, to:

                                            The Chase Manhattan Bank
                                            c/o Chase National Corporate
                                                  Services, Inc.
                                            Corporate Trust Group
                                            73 Tremont Street
                                            Boston, MA 02108-3913

         (b) Duplicate copies of each notice, certificate, or other communication given hereunder by the Issuer, the Trustee or the Borrower to any of the others, shall also be given to all of the others, except that in the case of notices relating solely to Unassigned Issuer's Rights, no notice need be sent to the Trustee.

         (c) The Issuer, the Borrower and the Trustee may, by notice given to all parties hereto, designate any further or different addresses to which subsequent notices, certificates, or other communications shall be sent.

         Section IX.2  Filing.

         (a) The Borrower will execute such financing statements with respect to the pledge of the Trust Estate effected by the Indenture to be filed by the Trustee.

         (b) The parties agree that all necessary continuation statements shall be filed by the Trustee, at the expense of the Borrower, within the time prescribed by the Uniform Commercial Code - Secured Transactions of the State, except that the Issuer shall file all necessary continuation statements, at the expense of the Borrower, with respect to this Agreement, within such time.

         Section IX.3 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, its successors and assigns, the Borrower, and the permitted successors and assigns of the Borrower.

         Section IX.4 Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section IX.5  Amendments, Changes and Modifications.

         (a) This Agreement may not be amended, changed, modified, altered, or terminated without in each instance the prior written consent of both parties hereto and (except in the case of Unassigned Issuer's Rights) the Trustee.

         (b) No obligation is imposed on the Issuer by this Section to enter into any amendment, and no amendment is permitted hereunder which would result in the breach of the Issuer's agreements in the Indenture.

         Section IX.6 Execution of Counterparts. This agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section IX.7 Law Governing Construction of Agreement. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State applicable to contracts made and to be performed entirely within the State.

         Section IX.8 Payments Due on Non-Business Days. If any payment of moneys hereunder is due on a date other than a Business Day (the "due date"), that payment need not be made on the due date, but may be made on the next succeeding Business Day with the same force and effect as if that payment were made on the due date, and in such case no interest shall accrue for the period from such due date.

         Section IX.9 Limitation of Liability. Notwithstanding any other provision of this Agreement, there shall be no recourse against any general or limited partner of the Borrower, or any of their respective affiliates, stockholders, partners, officers, directors, employees or agents, for any liability to the Issuer or the holders of the Loan Note or the obligations arising in connection with any breach or default under this Agreement except to the extent the same is enforced against and limited to the Borrower or the Collateral, and the Issuer and its assignees, including the Trustee, shall look solely to the Borrower and the Collateral in enforcing rights and obligations under and in connection with this Agreement, the Mortgage, the Loan Note, the Indenture, or any other Borrower Documents or pledge of the Collateral. The limitations on recourse set forth in this Section shall survive the termination of this Agreement and the full payment and performance of the obligations of Borrower hereunder and under the Mortgage, the Loan Note, the Indenture and the other Borrower Documents.

         IN WITNESS WHEREOF, the FINANCE AUTHORITY OF MAINE has executed this Agreement by causing these presents to be signed in its name and behalf by its Chief Executive Officer and Penobscot Energy Recovery Company, Limited Partnership has executed this Agreement by causing these presents to be signed in its name and behalf by its duly authorized general partners, all being done as of the day and year first hereinabove written.

                           FINANCE AUTHORITY OF MAINE


         [SEAL]             By /s/ Timothy P. Agnew
                               -----------------------------------------
                                   Timothy P. Agnew
                                   Chief Executive Officer


                            PENOBSCOT ENERGY RECOVERY COMPANY,
                               LIMITED PARTNERSHIP

                            By PERC Management Company Limited Partnership,
                                   a general partner

                                   By PERC, Inc., its general partner


                                   By: /s/ Robert E. Wetzel
                                       ------------------------------
                                          Its Senior Vice President

                            By Energy National, Inc.
                               its general partner


                                   By: /s/ Michael J. Young
                                       -----------------------------
                                          Its Secretary

                                    EXHIBIT A

                        ADDITIONAL COVENANTS OF BORROWER

1. The existing general partners of the Borrower may not sell, assign, transfer or otherwise encumber their general partnership interest in the Borrower without the prior written consent of the Authority, which consent shall not be unreasonably withheld or delayed; provided, however, that no consent of the Authority shall be required with respect to (a) a transfer from one general partner to its affiliate, or to another general partner or its affiliate, or to an entity controlled by any or all of such general partners and affiliates, or (b) a transfer to the MRC or the municipalities for which the MRC acts as agent, in accordance with the Waste Disposal Agreements, or (c) the grant of a security interest in or lien on the partnership interests in the Borrower by the holder of such partnership interest to secure loan facilities extended to it or an affiliate.

2. The Borrower shall promptly notify the Authority of the occurrence of any litigation (including litigation concerning affiliates or subsidiaries) which may materially impact the Borrower. "Material" includes, but is not limited to, any claim or action with a demand of $1,000,000 or greater. Such notice shall be in writing and shall describe the matter and the steps taken and then expected to be taken by the Borrower (or its affiliates or subsidiaries) affected with respect thereto. A prompt copy of any filing with the Securities and Exchange Commission shall constitute adequate notification for purposes of this paragraph.

3. The Borrower shall furnish the Issuer with copies of its annual budget for operations and maintenance (the "Operating Budget") for each Fiscal Year, as adopted, by November 15 of each year, and shall furnish the Issuer with copies of any amendment thereto promptly after the adoption thereof. In the event the Borrower requests any requisition from the Operating Account under the Indenture which will make the aggregate amount requested in any Fiscal Year in excess of 110% of the amount of the originally adopted Operating Budget, the Issuer may, at the expense of the Borrower, retain the services of a consultant to provide a report on the Borrower and its operations, management and such other matters as the Chief Executive Officer of the Issuer deems pertinent.

4. The Borrower shall provide the Issuer with quarterly unaudited financial statements, without footnotes or year end adjustments but otherwise in accordance with generally accepted accounting principles, within forty-five days after the end of each quarter.

5. The Borrower shall provide the Issuer with a copy of its annual audited financial statements within 105 days after the close of its Fiscal Year.

6. The Borrower shall observe and comply in all material respects with all applicable laws, regulations, ordinances, rules, and orders (including without limitation those relating to zoning, land use, environmental protection, air, water and land pollution, wetlands, health, equal opportunity, minimum wages, worker's compensation and employment practices) of any federal, state, municipal or other governmental authority except during any period during which the Borrower at its expense and in its name shall be in good faith contesting its obligations to comply therewith.

7. The Borrower shall not create, incur, assume or permit to exist any mortgage, lien, charge, security interest or other encumbrance on any property or asset of the Borrower, except Permitted Encumbrances (as defined in the Mortgage).

8.    The Borrower shall apply the Loan proceeds only as described in Section
      3.2 of this Agreement.

9. The Borrower shall promptly notify the Issuer of any material adverse change in the Borrower's business operations or financial condition.

10. The Borrower shall pay all costs and expenses incurred by the Issuer in connection with the issuance of the Bonds and servicing of the Loan and the Bonds, to the extent not paid from other sources. Such costs and expenses shall include but shall not be limited to costs and expenses of employees of the Issuer including in-house counsel in processing servicing requests during the term of the Loan.

11. The Borrower shall not incur additional Indebtedness in excess of $15,000,000 unless (a) such Indebtedness is refunding Indebtedness which does not increase the Borrower's aggregate level of Indebtedness, or (b) the issuance of such Indebtedness does not reduce the Debt Service Coverage (as defined below) below the lesser of (i) the Debt Service Coverage prior to the issuance of new debt or (ii) 1.3x, or (c) such additional Indebtedness is required by a change in law occurring after the Loan closing or is required to comply with an order or decision of any governmental agency or authority with authority to issue or make and enforce the same, or (d) the Chief Executive Officer of the Issuer consents in writing thereto.

      For the purpose of this covenant, Debt Service Coverage means: earnings before income taxes + interest for the previous 12 months + depreciation for the previous 12 months + amortization for the previous 12 months (less or plus extraordinary1 income or losses) divided by: interest for the previous 12 months + principal payments for the previous 12 months + the projected 12 months of principal and interest for all Indebtedness.

12. The Borrower shall immediately assign to the Trustee all payments and revenues the Borrower is entitled to receive under any agreement for the sale of power, energy, steam, waste disposal services or other output capacity for services of the Facility or the receipt of waste by the Facility.

                                    EXHIBIT B

                                 LOAN PRINCIPAL

                                                            Note
                                                         Principal
              Payment Date                               Repayments
              ------------                               ----------

                07/01/99                                 $1,325,000
                07/01/00                                  1,475,000
                07/01/01                                  1,535,000
                07/01/02                                  1,600,000
                07/01/03                                  1,670,000
                07/01/04                                  1,735,000
                07/01/05                                  1,820,000
                07/01/06                                  1,910,000
                07/01/07                                  2,005,000
                07/01/08                                  2,110,000
                07/01/09                                  2,205,000
                07/01/10                                  2,315,000
                07/01/11                                  2,430,000
                07/01/12                                  2,555,000
                07/01/13                                  2,680,000
                07/01/14                                  2,825,000
                07/01/15                                  2,965,000
                07/01/16                                  3,120,000
                07/01/17                                  3,275,000
                07/01/18                                  3,440,000

                Total                                   $44,995,000

                                 PROMISSORY NOTE

No. 1                                                               $44,995,000

         Penobscot Energy Recovery Company, Limited Partnership, a limited partnership duly organized and existing under the laws of the State of Maine (the "Borrower"), for value received, promises to pay to the order of Finance Authority of Maine (the "Authority") the principal sum of $44,995,000 and to pay
(i) interest on the unpaid principal balance thereof from the date hereof until fully and finally paid at the interest rates borne by the Bonds (as defined below) from time to time and as further described in the Agreement (as defined below), and (ii) those additional payments referred to in Section 4.3(b) of the Agreement.

         This promissory note has been executed and delivered by the Borrower pursuant to a certain Loan Agreement (the "Agreement"), dated as of June 1, 1998, between the Authority and the Borrower. Terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

         This promissory note is issued to evidence the obligation of the Borrower under the Agreement to repay the Loan made by the Authority from the proceeds of the sale of its Electric Rate Stabilization Revenue Refunding Bonds, Series 1998A (Penobscot Energy Recovery Company, LP) and its Electric Rate Stabilization Revenue Refunding Bonds, Series 1998B (Penobscot Energy Recovery Company, LP) (together, the "Bonds"), together with interest thereon and all other amounts, fees, penalties, adjustments, expenses, counsel fees and other payments of any kind required to be paid by the Borrower under the Agreement. The Agreement further provides for the payment of interest on this promissory note at other rates in certain circumstances.

         The Financing Documents (as defined in the Indenture), including the Agreement and this promissory note, have been assigned to The Chase Manhattan Bank (the "Trustee") acting pursuant to a Trust Indenture dated as of June 1, 1998 (the "Indenture") between the Authority and the Trustee, except with respect to the Unassigned Issuer's Rights, which are not so assigned. Such assignment is made as security for the payment of the Bonds.

         As provided in the Agreement and subject to the provisions thereof, payments hereon are to be made at the principal office of the Trustee, or at such other place in the United States as the Trustee may direct in writing, by wire transfer, in the amounts and at the times required by the Indenture with respect to the Bonds. Loan payments hereon shall be paid, or caused to be paid, by the Borrower in an amount which, when added to the other moneys available therefor in the Debt Service Fund, will be sufficient to pay the principal of and interest on the Bonds due and payable on each Interest Payment Date and Principal Payment Date, whether at maturity or upon declaration accelerating the maturity, upon mandatory sinking fund redemption in accordance with the Indenture, or otherwise.

         With respect to payments due hereunder, time is of the essence. All payments must be in immediately available funds as and when due.

         The Borrower shall make payments on this promissory note on the dates and in the amounts specified herein and in the Agreement and in addition shall make such other payments as are required to be made by the Borrower pursuant to the Agreement and the Indenture. This promissory note is subject to prepayment to the extent the Loan is prepaid pursuant to the Agreement.

         In the event the Borrower shall fail to make, or cause to be made, any of the payments required hereby or by the Agreement, the unpaid item or installment shall continue as an obligation of the Borrower until such amount shall have been fully paid, and the Borrower agrees to pay, or cause to be paid, the same with interest thereon from the date of failure or, in the case of payments required by Sections 4.3(a)(ii), (iii) and (v) of the Agreement, the date 30 days after the date on which the Borrower is notified thereof, at the interest rate borne by the Bonds until fully paid, except as otherwise may be provided by Article XIII of the Indenture.(1)

         All payments hereunder shall be payable in lawful money of the United States of America and shall be made to the Authority, the Trustee, or the Note Insurer, as provided in the Agreement. Loan payments shall be deposited in the Revenue Fund created by the Indenture. Except as otherwise provided in the Indenture, such Loan payments shall be used by the Trustee to pay the principal of and interest on the Bonds when due.

         The obligation of the Borrower to make the payments required hereunder and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim which the Borrower may have against the Authority or the Trustee. The Borrower shall pay, or cause to be paid, absolutely net all payments required hereunder and under the Agreement, free of any deductions and without postponement, abatement or diminution, but subject to applicable provisions of the Indenture. Except to the extent provided in this paragraph, nothing contained in this paragraph shall be construed to prevent or restrict the Borrower from asserting any rights it may have against the Authority, the Trustee or any other Person under the Financing Documents or the Indenture or under any provisions of law.

         Whenever an Event of Default under Section 7.01(a), (d), (e) or (f) of the Indenture shall have occurred and, as a result thereof, the principal of the Bonds then outstanding, and interest accrued thereon, shall have been declared to be immediately due and payable pursuant to Section 7.03 of the Indenture, the unpaid principal amount of and accrued interest on this promissory note

----------
(1) Re: Bond Insurance.

shall also be due and payable on the date on which the principal of and interest on the Bonds shall have been declared due and payable; provided that the annulment of a declaration of acceleration with respect to the Bonds shall also constitute an annulment of any corresponding declaration with respect to this promissory note.

         The Borrower further waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extension of this promissory note. Any delay on the part of the Authority or the Trustee in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted with respect to one default shall not operate as a waiver in the event of any subsequent default.

         Notwithstanding any other provisions of this promissory note, there shall be no recourse against any general or limited partner of the Borrower, or any of their respective affiliates, stockholders, partners, officers, directors, employees or agents, for any liability to the Authority or the holders of this promissory note or the obligations arising in connection with any breach or default under this promissory note except to the extent the same is enforced against and limited to the Borrower or the Collateral, and the Authority shall look solely to the Borrower and the Collateral in enforcing rights and obligations under and in connection with this promissory note and the Loan Agreement, the Mortgage, the Indenture, or any other Borrower Documents, or pledge of the Collateral. The limitations on recourse set forth in this paragraph shall survive the termination of this promissory note and the full payment and performance of the obligations of the Borrower hereunder and under the Loan Agreement, the Indenture, the Mortgage and the other Borrower Documents.

         IN WITNESS WHEREOF, Penobscot Energy Recovery Company, Limited Partnership has caused this promissory note to be executed in its corporate name and intends for it to have the same effect as if sealed with Penobscot Energy Recovery Company, Limited Partnership's corporate seal by its duly authorized officer this June 15, 1998.


                            PENOBSCOT ENERGY RECOVERY COMPANY,
                               LIMITED PARTNERSHIP

                            By PERC Management Company Limited Partnership,
                                a general partner

                                  By PERC, Inc., its general partner


                                  By________________________________
                                       Its

                            By Energy National, Inc.
                               its general partner


                                  By_________________________________
                                       Its

                              AUTHORITY ENDORSEMENT

         Pay to the order of The Chase Manhattan Bank, as Trustee, except with respect to the Unassigned Issuer's Rights, without recourse.


                                              FINANCE AUTHORITY OF MAINE


                                              By: /s/ Timothy P. Agnew
                                                  -----------------------------
                                                  Timothy P. Agnew
                                                  Chief Executive Officer

--------
(1) Extraordinary is defined as a nonrecurring occurrence that must be explained by note on the financial statements or in a filing. Earnings are adjusted by adding or subtracting the extraordinary occurrence.